ASSUMPTION AGREEMENT

         This Assumption Agreement is made as of this 30th day of January, 2001, by and between IBJ Whitehall Bank & Trust Company, a New York chartered, Federally insured, commercial bank ("IBJ Whitehall"), Whitehall Asset Management, a New York corporation ("Whitehall") and Whitehall Funds Trust, a Delaware business trust registered as an investment company under the Investment Company Act of 1940 (the "Trust"). IBJ Whitehall, Whitehall and the Trust, may be collectively referred to herein as "Parties".

         WHEREAS,  IBJ  Whitehall  and  the  Trust,  are  parties  to  a  Master
Investment Advisory Contract dated as of November 18, 1994, as amended on October 26, 2000, on behalf of the Whitehall Money Market Fund (the "Money Market Fund Advisory Contract"); and

         WHEREAS, IBJ Whitehall and the Trust are parties to a Master Investment Advisory Contract dated as of January 28, 2000, as amended on October 26, 2000, on behalf of the Whitehall Growth Fund, Whitehall Growth and Income Fund, Whitehall Income Fund, Whitehall Enhanced Index Fund and Whitehall High Yield Fund (together, with the Money Market Fund Advisory Contract, the "Master Investment Advisory Contracts"); and

         WHEREAS,   Whitehall  wishes  to  assume  IBJ  Whitehall's  duties  and obligations under the Master Investment Advisory Contracts.

         NOW, THEREFORE based on the foregoing, the Parties agree as follows:

1. ASSUMPTION. Whitehall, intending to be legally bound, hereby agrees to assume and perform all duties and obligations of IBJ Whitehall under the Master Investment Advisory Contracts, subject to the express representation of IBJ Whitehall that it will assume the responsibility for defending and, if necessary, satisfying any claim that may arise against Whitehall by or on behalf of any shareholder of the Trust by reason of the services Whitehall provides pursuant to the Master Investment Advisory Contracts;

2.                    GUARANTY.    IBJ   Whitehall   hereby    irrevocably   and
                      unconditionally guarantees to the Trust the full performance of all of the obligations of Whitehall under the provisions of the Master Investment Advisory Contracts, including, without limitation, the obligation to pay money.

                      IBJ Whitehall agrees to indemnify, defend and hold harmless the Trust from and against any and all loss, cost, damage or expense (including reasonable fees of counsel) whatsoever resulting from or arising out of any material breach of any representation, covenant or obligation of Whitehall contained in the Master Investment Advisory Contracts.

                      IBJ Whitehall hereby waives any requirement that the Trust exhaust any right or remedy or proceed or take any action against Whitehall or any other person


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                      or entity before  exercising  any right or remedy  against
                      IBJ Whitehall under this guaranty and indemnity.

                      The obligations of IBJ Whitehall and Whitehall hereunder are absolute and unconditional.

                  This Guaranty and Indemnity shall be a continuing guaranty and indemnity and shall continue in full force and effect until all of the obligations of Whitehall shall have been satisfied in full by or on behalf of any shareholder of the Trust by reason of the services Whitehall provides pursuant to the Master Investment Advisory Contracts.

         IN WITNESS WHEREOF, Whitehall, IBJ Whitehall and the Trust hereby has executed this Assumption and Guaranty as of the day and year first above written.

                                        WHITEHALL ASSET MANAGEMENT

                                        By:___________________________________
                                      Name:
                                     Title:

                                        IBJ WHITEHALL BANK & TRUST COMPANY

                                        By:___________________________________
                                      Name:
                                     Title:

                                        WHITEHALL FUNDS TRUST

                                        By:___________________________________
                                      Name:
                                     Title:
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